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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                        TO SECTION 305(b)(2) ___________

                         ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)

                          Bankers Trust Company
                          Legal Department
                          130 Liberty Street, 31st Floor
                          New York, New York  10006
                          (212) 250-2201
           (Name, address and telephone number of agent for service)
                       ---------------------------------

                       CRESTAR STUDENT LOAN TRUST 1997-1
              (Exact name of obligor as specified in its charter)


       Delaware                                             54-1872152
       (State or other jurisdiction of                      (I.R.S. employer
       Incorporation or organization)                       Identification no.)


       c/o Star Bank, N.A.
       425 Walnut Street
       Cincinnati, Ohio                                     45201
       (Address of principal executive offices)             (Zip Code)



                       CRESTAR STUDENT LOAN TRUST 1997-1
                        Student Loan Asset Backed Notes
                      (Title of the indenture securities)

Item 1. General Information.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising
                      authority to which it is subject.

       Name                                                 Address
       ----                                                 -------
       Federal Reserve Bank (2nd District)                  New York, NY
       Federal Deposit Insurance Corporation                Washington, D.C.
       New York State Banking Department                    Albany, NY

                  (b) Whether it is authorized to exercise corporate trust
                      powers.

                      Yes.

Item 2. Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item 3. -15.      Not Applicable

Item 16.          List of Exhibits.

                  Exhibit 1 - Restated Organization Certificate of Bankers Trust
                              Company dated August 7, 1990, Certificate of
                              Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to
                              Exhibit 1 filed with Form T-1 Statement,
                              Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

                  Exhibit 2 - Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                  Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                              Exhibit 2 filed with Form T-1 Statement,
                              Registration No. 33-21047.

                  Exhibit 4 - Existing By-Laws of Bankers Trust Company, as
                              amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                  Exhibit 7 - The latest report of condition of Bankers Trust
                              Company dated as of September 30, 1997, copy attached.

                  Exhibit 8 - Not Applicable.

                  Exhibit 9 - Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 1997.


                                             BANKERS TRUST COMPANY



                                             By: /s/ Lillian K. Peros
                                                ---------------------------
                                                Lillian K. Peros
                                                Assistant Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 1997.


                                         BANKERS TRUST COMPANY



                                         By:    /s/ Lillian K. Peros
                                             -------------------------------
                                                Lillian K. Peros
                                                Assistant Vice President

                               State of New York,

                               Banking Department

         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking
         Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-seven.



                                                         Manuel Kursky
                                                ------------------------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                                       James T. Byrne, Jr.
                                                   ----------------------------
                                                    James T. Byrne, Jr.
                                                    Managing Director


                                                       Lea Lahtinen
                                                  -----------------------------
                                                   Lea Lahtinen
                                                   Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                           Lea Lahtinen
                                                       ---------------------
--------------                                             Lea Lahtinen

Sworn to before me this 19th day of June, 1997.


         Sandra L. West
-----------------------------------
         Notary Public

           SANDRA L. WEST
   Notary Public State of New York
           No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 1998

Legal Title of Bank:    Bankers Trust Company     Call Date:  09/30/97     ST-BK: 36-4840   FFIEC 031
Address:                130 Liberty Street        Vendor ID:  D            CERT:  00623     Page RC-1
City, State  ZIP:       New York, NY  10006                                                 11
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                    C400
                                                                         Dollar Amounts in Thousands   RCFD    Bil Mil Thou
ASSETS                                                                                                 //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                           //////////////////
    a.   Noninterest-bearing balances and currency and coin (1) .............................          0081           1,526,000 1.a.
    b.   Interest-bearing balances (2) ......................................................          0071           2,591,000 1.b.
 2. Securities:                                                                                        //////////////////
    a.   Held-to-maturity securities (from Schedule RC-B, column A) .........................          1754                   0 2.a.
    b.   Available-for-sale securities (from Schedule RC-B, column D)........................          1773           3,903,000 2.b.
 3. Federal funds sold and securities purchased under agreements to resell...................          1350          29,339,000 3.
 4. Loans and lease financing receivables:                                                             //////////////////
    a.   Loans and leases, net of unearned income (from Schedule RC-C)      RCFD 2122  19,343,000      //////////////////       4.a.
    b.   LESS: Allowance for loan and lease losses..........................RCFD 3123     723,000      //////////////////       4.b.
    c.   LESS: Allocated transfer risk reserve .............................RCFD 3128           0      //////////////////       4.c.
    d.   Loans and leases, net of unearned income,                                                     //////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c) ................................          2125          18,620,000 4.d.
 5. Trading Assets (from schedule RC-D)  ....................................................          3545          43,032,000 5.
 6. Premises and fixed assets (including capitalized leases) ................................          2145             766,000 6.
 7. Other real estate owned (from Schedule RC-M) ............................................          2150             186,000 7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)                                                                                     2130              59,000 8.
 9. Customers' liability to this bank on acceptances outstanding ............................          2155             703,000 9.
10. Intangible assets (from Schedule RC-M) ..................................................          2143              84,000 10.
11. Other assets (from Schedule RC-F) .......................................................          2160           5,343,000 11.
12. Total assets (sum of items 1 through 11) ................................................          2170         106,152,000 12.


--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bankers Trust Company     Call Date: 09/30/97   ST-BK: 36-4840   FFIEC  031
Address:              130 Liberty Street        Vendor ID: D          CERT:  00623     Page  RC-2
City, State  Zip:     New York, NY  10006                                              12
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

                                                     Dollar Amounts in Thousands                 ////////     Bil Mil Thou
LIABILITIES                                                                                      ////////////////////////
13. Deposits:                                                                                    ////////////////////////
    a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)       RCON 2200   22,016,000 13.a.
         (1)   Noninterest-bearing(1) ...........RCON 6631  2,272,000..............              ////////////////////// 13.a.(1)
         (2)  Interest-bearing ..................RCON 6636 19,744,000..............              ////////////////////// 13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E       //////////////////////
         part II)                                                                                RCFN 2200   26,396,000 13.b.
         (1)   Noninterest-bearing ..............RCFN 6631  1,304,000                            ////////////////////// 13.b.(1)
         (2)   Interest-bearing .................RCFN 6636 25,092,000                            ////////////////////// 13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase                   RCFD 2800   11,779,000 14.
15. a.   Demand notes issued to the U.S. Treasury ........................................       RCON 2840            0 15.a.
    b.   Trading liabilities (from Schedule RC-D).........................................       RCFD 3548   23,059,000 15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases):                                                                         //////////////////   /
    a.   With a remaining maturity of one year or less ...................................       RCFD 2332    6,391,000 16.a.
    b.   With a remaining maturity of more than one year  through three years.............       A547           369,000 16.b.
    c.   With a remaining maturity of more than three years...............................       A548         3,176,000 16.c
17. Not Applicable.                                                                              ////////////////////// 17.
18. Bank's liability on acceptances executed and outstanding .............................       RCFD 2920      703,000 18.
19. Subordinated notes and debentures (2).................................................       RCFD 3200    1,250,000 19.
20. Other liabilities (from Schedule RC-G) ...............................................       RCFD 2930    5,222,000 20.
21. Total liabilities (sum of items 13 through 20) .......................................       RCFD 2948  100,361,000 21.
22. Not Applicable                                                                               ////////////////////
                                                                                                 ////////////////////// 22.
EQUITY CAPITAL                                                                                   ////////////////////
23. Perpetual preferred stock and related surplus ........................................       RCFD 3838    1,000,000 23.
24. Common stock .........................................................................       RCFD 3230    1,202,000 24.
25. Surplus (exclude all surplus related to preferred stock) .............................       RCFD 3839      540,000 25.
26. a.   Undivided profits and capital reserves ..........................................       RCFD 3632    3,409,000 26.a.
    b.   Net unrealized holding gains (losses) on available-for-sale securities ..........       RCFD 8434       15,000 26.b.
27. Cumulative foreign currency translation adjustments ..................................       RCFD 3284     (375,000)27.
28. Total equity capital (sum of items 23 through 27) ....................................       RCFD 3210    5,791,000 28.
29. Total liabilities and equity capital (sum of items 21 and 28).........................       RCFD 3300  106,152,000 29

Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the
         most comprehensive level of auditing work performed for the bank by independent external                   Number
         auditors  as  of  any  date  during  1996   .............................................. RCFD     6724    N/A     M.1

1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified
         public accounting firm which submits a report on the bank
2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing
         standards by a certified public accounting firm which
         submits a report on the consolidated holding company
         (but not on the bank separately)
3    =   Directors' examination of the bank conducted in
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4    =   Directors' examination of the bank performed by other
         external auditors (may be required by state chartering
         authority)
5    =   Review of the bank's financial statements by external
         auditors
6    =   Compilation of the bank's financial statements by external auditors
7    =   Other audit procedures (excluding tax preparation work)
8    =   No external audit work

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.